Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265052

PROSPECTUS

1,856,938 Shares of Common Stock
This prospectus relates to the offer and sale from time to time of up to 1,856,938 shares of common stock, par value $0.0001 per share, of BioRestorative Therapies, Inc. by the selling securityholders listed under the caption “Selling Securityholders” on page 6 of this prospectus, or the selling securityholders. All of the shares being offered, when sold, will be sold by the selling securityholders or their respective pledgees, donees, assignees, transferees or other successors-in-interest.
The selling securityholders, or their respective pledgees, donees, assignees, transferees or other successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.  See “Plan of Distribution” for additional information.
We are filing the registration statement of which this prospectus is a part to fulfill a contractual obligation to do so, as described in this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares by the selling securityholders.
Our common stock is currently traded on the NASDAQ Capital Market under the symbol “BRTX.”  On June 16, 2022, the closing sale price for our common stock on the NASDAQ Capital Market was $3.63 per share.
Investing in our common stock involves risks.  You should carefully read the section entitled “Risk Factors” on page 3 of this prospectus before purchasing any shares of common stock offered by this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated June 16, 2022.

This prospectus includes references to our federally registered trademarks, BioRestorative Therapies and Dragonfly design, BRTX-100, and ThermoStem. We also own an allowed trademark application for BRTX. The Dragonfly Logo is also registered with the U.S. Copyright Office. This prospectus also includes references to trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ®, SM or ™ symbols, and copyrighted content appears without the use of the symbol ©, but the absence of use of these symbols does not reflect upon the validity or enforceability of the intellectual property owned by us or third parties.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, pursuant to which the selling securityholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of Common Stock covered by this prospectus. You should rely only on the information contained or incorporated by reference into this prospectus and any related prospectus supplement. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. Before making an investment decision, you should read the entire prospectus, and any prospectus supplement, carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to the financial statements incorporated by reference into this prospectus.

 Unless the context of this prospectus indicates otherwise, the terms “BioRestorative,” the “Company,” “we,” “us” or “our” refer to BioRestorative Therapies, Inc. and its consolidated subsidiaries.

WHERE YOU CAN OBTAIN MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.biorestorative.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate in this prospectus any information contained on our website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37603):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022; and

●
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 4, 2021 (File No. 001-37603), and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

BioRestorative Therapies, Inc.
40 Marcus Drive, Suite One
Melville, New York 11747
(631) 760-8100
Attention: Secretary

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations - Factors That May Affect Future Results and Financial Condition” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, and which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in or incorporated by reference into this prospectus contain “forward-looking statements.” Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	our current and anticipated cash needs and our need for additional financing;
●	federal, state and foreign regulatory requirements;
●	our ability to conduct clinical trials with respect to our products and services;
●	our ability to develop and commercialize our products and services;
●	our ability to enter into agreements to implement our business strategy;
●	the acceptance of our products and services by patients and the medical community;
●	our ability to secure necessary media and reagents, as well as devices, materials and systems, for our clinical trials and commercial production;
●	our manufacturing capabilities to produce our products;
●	our ability to obtain brown adipose (fat) tissue in connection with our ThermoStem Program;
●	our ability to maintain exclusive rights with respect to our licensed disc/spine technology;
●	our ability to protect our intellectual property;
●	our ability to obtain and maintain an adequate level of product liability insurance;
●	our ability to obtain third party reimbursement for our products and services from private and governmental insurers;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	further sales or other dilution of our equity, which may adversely affect the market price of our common stock; and
●	other factors and risks referred to under “Risk Factors” on page 3 of this prospectus.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

Who We Are

We are a life sciences company focused on the development of regenerative medicine products and therapies using cell and tissue protocols, primarily involving adult (non-embryonic) stem cells. Our two core developmental programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

•
Disc/Spine Program (brtxDisc). Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells, or MSCs, collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complimentary therapeutic to a surgical procedure. The BRTX-100 production process involves collecting bone marrow and whole blood from a patient, isolating and culturing (in a proprietary method) stem cells from the bone marrow and cryopreserving the cells in an autologous carrier. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient’s painful disc. The treatment is intended for patients whose pain has not been alleviated by non-surgical procedures or conservative therapies and who potentially face the prospect of highly invasive surgical procedures. We have obtained authorization from  the FDA to commence a Phase 2 clinical trial investigating the use of BRTX-100 in the treatment of chronic lower back pain arising from degenerative disc disease and have commenced such clinical trial.

•
Metabolic Program (ThermoStem). We are developing a cell-based therapy candidate to target obesity and metabolic disorders using brown adipose (fat) derived stem cells, or BADSC, to generate brown adipose tissue, or BAT. We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research conducted by us and others indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning, as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes.

We have also licensed an investigational curved needle device designed to deliver cells and/or other therapeutic products or material to the spine and discs (and other parts of the body). We anticipate that FDA approval or clearance will be necessary for this device prior to commercialization. We do not intend to utilize this device in connection with our Phase 2 clinical trial with regard to BRTX-100.

The patents and patent applications for the Disc/Spine Program, the ThermoStem Program and the curved needle device are listed under “Business - Technology; Research and Development” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated herein by reference.

Corporate Information

We are a Delaware corporation. Our headquarters are located at 40 Marcus Drive, Suite One, Melville, New York 11747. Our telephone number is (631) 760-8100. We maintain certain information on our website at www.biorestorative.com. The information on our website is not (and should not be considered) part of this prospectus and is not incorporated into this prospectus by reference.

 The Offering
We have entered into Registration Rights Agreements with the selling securityholders pursuant to which we have agreed to register for resale the shares of common stock issuable to the selling securityholders upon the exercise of certain warrants held by them for the purchase of an aggregate of 1,856,938 shares of common stock, or the Warrants.  We were required to use our commercially reasonable efforts to cause the registration statement of which this prospectus is a part to be declared effective by the SEC by August 9, 2022.  We also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statement.

The following is a brief summary of this offering.  You should read the entire prospectus carefully, including “Risk Factors” on page 3, the information referred to therein and the information, including financial information, incorporated by reference into this prospectus.

Common Stock Outstanding	3,637,594 shares

Common Stock Offered by the Selling Securityholders	1,856,938 shares

Terms of the Offering	The selling securityholders will determine when and how they will sell the shares of common stock offered by this prospectus, as described in "Plan of Distribution."
Use of Proceeds	We will receive no proceeds from the sale of the shares of common stock being offered by the selling securityholders by this prospectus.

Risk Factors
An investment in the shares offered by this prospectus involves a degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 3.

Nasdaq Capital Market Symbol	“BRTX”

USE OF PROCEEDS

We are not selling any securities in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling securityholders. The selling securityholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees.

We will receive the exercise price upon any exercise of the Warrants. If the outstanding Warrants are exercised in full, we would receive gross proceeds of $18,569,380. We currently intend to use such proceeds, if any, for general corporate purposes and working capital, including in connection with our clinical trial and other business initiatives. The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise the Warrants, in whole or in part.

SELLING SECURITYHOLDERS
The following table identifies the selling securityholders and indicates certain information known to us based upon written statements provided by the selling securityholders or through our transfer agent records with respect to: (i) the number of shares of common stock beneficially owned by the selling securityholders prior to the offering of the shares of common stock covered by this prospectus; (ii) the maximum number of shares of common stock the selling securityholders may sell under this prospectus; (iii) the number of shares of common stock that the selling securityholders would own following the sale of all of the shares of common stock they may sell under this prospectus; and (iv) the percentage of the outstanding common stock that the selling securityholders would own following the sale of all of the shares of common stock they may sell under this prospectus.

The selling securityholders, or their respective pledgees, donees, assignees, transferees or other successors-in-interest, may sell some, all or none of their shares of common stock covered by this prospectus from time to time. We do not know how long the selling securityholders will hold their shares of common stock covered by this prospectus before selling them.  We currently have no agreements, arrangements or understandings with the selling securityholders regarding the sale of any of the shares of common stock. We do not know when or in what amounts the selling securityholders may sell or otherwise dispose of the shares of common stock covered hereby.  As a result, we cannot estimate the number of shares that will be held by the selling securityholders after completion of the sale of shares of common stock covered by this prospectus.  However, for purposes of this table, we have assumed that all of the Warrants will be exercised in full and that all of the shares of common stock covered by this prospectus will be sold by the selling securityholders.  The percentages of common stock beneficially owned are based on 3,637,594 shares of common stock outstanding on May 16, 2022.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Offering		Percentage of Class After Offering(8)
Auctus Fund, LLC	181,515	(1)	1,676,580	274,177	(1)	4.99%
John Desmarais	111,040	(2)	52,392	58,648		1.07%
John Coghlan	91,522	(3)	40,734	50,788		*
Tuxis Trust	44,138	(4)	33,024	11,114		*
Seth Newman	114,307	(5)	32,013	82,294		1.50%
WLW 2004 Irrevocable Trust FBO John Westerman	33,072	(6)	11,528	21,544		*
Crossover Capital Fund I, LLC	44,717	(7)	10,667	34,050		*
_________

*	Less than 1%
(1)
Auctus Fund, LLC, or Auctus, holds a warrant for the purchase of up to 1,676,580 shares of our common stock. In addition, Auctus owns 1,543,158 shares of our Series A preferred stock which are convertible into an aggregate of 1,543,158 shares of our common stock. However, such warrant is not exercisable for the purchase of our common stock, and such Series A preferred stock is not convertible into shares of our common stock, to the extent Auctus would beneficially own, after such exercise and/or conversion, more than 4.99% of our outstanding shares of common stock. The number of shares of common stock reflected in the table above as being beneficially owned by Auctus equals 4.99% of our outstanding common stock as of May 16, 2022 (prior to the offering and after giving effect to the exercise of all of the Warrants held by the selling securityholders). We have been advised by Auctus that, as of May 16, 2022, it actually owned 174,988 shares of common stock.

(2)	Includes 52,392 shares of common stock issuable upon exercise of the Warrants.
(3)	Includes 40,734 shares of common stock issuable upon exercise of the Warrants.
(4)	Includes 33,024 shares of common stock issuable upon exercise of the Warrants.
(5)	Includes 32,013 shares of common stock issuable upon exercise of the Warrants.
(6)
Includes 11,528 shares of common stock issuable upon exercise of the Warrants.  Also includes 5,003 shares of common stock owned by John Westerman, the beneficiary of the trust, and 5,000 shares of common stock issuable upon the exercise of warrants held by Mr. Westerman.

(7)	Includes 10,667 shares of common stock issuable upon exercise of the Warrants.
(8)
Percentages assume the exercise of all of the Warrants for the purchase of an aggregate of 1,856,938 shares of common stock and that, following such exercises, the number of shares of common stock outstanding will be 5,494,532.

Relationship with Selling Securityholders
 We have agreed to indemnify the selling securityholders and their affiliated parties against specified liabilities, including liabilities under the Securities Act, in connection with this offering. The selling securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling us, against specified liabilities, including liabilities under the Securities Act, arising out of any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission from this prospectus or the registration statement of which this prospectus is a part or any amendment or supplement thereto if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to us by or on behalf of the selling securityholders expressly for use in connection with the preparation of the registration statement.  Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling us, we have been advised that, in the opinion of the SEC, this kind of indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

On March 20, 2020, or the Petition Date, we filed a voluntary petition commencing a case under Chapter 11 of title 11 of the U.S. Code in the United States Bankruptcy Court.  On August 7, 2020, we and Auctus, our largest unsecured creditor and a stockholder as of the Petition Date, filed an Amended Joint Plan of Reorganization, or the Plan, which became effective on November 16, 2020.  Pursuant to the Plan, Auctus and the other selling securityholders (all of whom were creditors under the Plan) were issued convertible promissory notes and, for certain of the selling securityholders, warrants for the purchase of our common stock.  Pursuant to an exchange agreement entered into between Auctus and us, and exchange agreements entered into between certain of the other selling securityholders and us, in connection with our November 2021 underwritten public offering, the convertible promissory notes and warrants held by them were exchanged for, among other securities, the Warrants.  In addition, for certain of our selling securityholders, pursuant to the terms of the convertible promissory notes issued to them pursuant to the Plan, in connection with our November 2021 underwritten public offering, such notes were exchanged for, among other securities, the Warrants.
PLAN OF DISTRIBUTION

The common stock may be sold or distributed from time to time by the selling securityholders. The shares may be sold or distributed directly to one or more purchasers, including pledgees, or through brokers or dealers who may act solely as agents or may acquire the shares as principals. The shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. When we refer to the “selling securityholders” in this section, we mean the selling securityholders listed in the section entitled “Selling Securityholders”, as well as their respective pledgees, donees, assignees, transferees and other successors-in-interest.
  The distribution of the shares of common stock may be effected in one or more of the following methods:
•	underwritten offerings;
•	ordinary brokers transactions and transactions in which the broker solicits purchasers;
•	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	to or through market makers or into an existing market for the common stock;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	through transactions in options, swaps or other derivatives, whether exchange listed or otherwise;
•	through the settlement of short sales;
•	in privately negotiated transactions; or
•	any combination of the foregoing, or by any other legally available means.

   In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.  If a selling securityholder uses one or more underwriters in the sale, such underwriter(s) will acquire the shares of our common stock covered by this prospectus for their own account. The underwriter(s) may resell the shares of our common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling securityholders will receive from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.
In connection with distributions of the shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling securityholders. The selling securityholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Brokers, dealers or agents participating in the distribution of the shares of common stock may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both.  Such compensation as to a particular broker-dealer may be in excess of customary commissions.  The selling securityholders and any broker-dealers acting in connection with the sale of the shares of common stock hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares of common stock as principals may be deemed underwriting compensation under the Securities Act.  Neither we nor the selling securityholders can presently estimate the amount of that compensation.  We know of no existing arrangements between the selling securityholders and any such broker, dealer or agent relating to the sale or distribution of the shares of common stock.
 We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling securityholders and other persons participating in a distribution of securities.  In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of our common stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.
We have agreed with the selling securityholders to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of (i) two years after the effective date of the registration statement, (ii) such time as all of the shares covered by this prospectus have been sold pursuant to the registration statement, or (iii) such time as the shares covered by this prospectus become eligible for resale by the selling securityholders without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
There can be no assurance that the selling securityholders will sell any or all of the shares of common stock covered by this prospectus.
LEGAL MATTERS
The validity of the common stock offered by this prospectus is being passed upon by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York. As of June 16, 2022, Certilman Balin Adler & Hyman, LLP owned 41 shares of our common stock.
EXPERTS
Our consolidated financial statements as of December 31, 2021 and 2020 for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 have been incorporated by reference into this prospectus in reliance upon the report of Friedman LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.